                                                                   EXHIBIT 10.3


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                    CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

                                     Among

                      COTTON VALLEY RESOURCES CORPORATION,

                           WESTOVER INVESTMENTS L.P.,

                           MONTROSE INVESTMENTS L.P.,

                            LAKESHORE INTERNATIONAL,

                          JMG CAPITAL PARTNERS, L.P.,

                       TRITON CAPITAL INVESTMENTS, LTD.,

                    LIONHART GLOBAL APPRECIATION FUND, LTD.,

                    GLOBAL PERSPECTIVES INTERNATIONAL, LTD.,

                         GLOBAL EMERGING MARKETS, LTD.,

                                      and

                            PALISADES HOLDINGS, INC.

                               December 30, 1997


                         ------------------------------


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         CONVERTIBLE DEBENTURE PURCHASE AGREEMENT, dated as of December 30,
1997 (this "Agreement"), among Cotton Valley Resources Corporation, a corporation organized under the laws of Ontario, Canada (the "Company"), Westover Investments L.P. a Delaware limited partnership ("Westover"), Montrose Investments L.P., a Cayman Islands exempt limited partnership ("Montrose"), Lakeshore International, a Bermuda corporation ("LI"), JMG Capital Partners, L.P., a California limited partnership ("JMG"), Triton Capital Investments, Ltd., a Caracao corporation ("Triton"), Lionhart Global Appreciation Fund, Ltd., a British Virgin Islands international business corporation ("LGAF"), Global Perspectives International, Ltd., a British Virgin Islands international business corporation ("Global Perspectives"), Global Emerging Markets, Ltd., a Guernsey corporation ("Global Emerging Markets"), and Palisades Holdings, Inc., a California corporation ("Palisades"). Each of Westover, Montrose, LI, JMG, Triton, LGAF, Global Perspectives, Global Emerging Markets and Palisades is referred to herein as a "Purchaser" and they are collectively referred to herein as the "Purchasers."

         WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers and the Purchasers, severally and not jointly, desire to purchase from the Company up to an aggregate principal amount of $4,320,000 of the Company's 7% Convertible Debentures, due December 31, 2001, (the "Debentures"), which are convertible into shares of the Company's common stock, no par value per share (the "Common Stock").

         IN CONSIDERATION of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                    PURCHASE AND SALE OF DEBENTURES; CLOSING

         1.1     The Closing.

                 (a) The Closing. (i) Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to the Purchasers and each Purchaser shall, severally and not jointly, purchase from the Company the principal amount of Debentures set forth on Schedule 1 attached hereto for an aggregate purchase price of $4,320,000 (the "Purchase Price"). The closing of the purchase and sale of the Debentures (the "Closing") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104, immediately following the execution hereof or such later date as the parties hereto shall agree. The date of the Closing is hereinafter referred to as the "Closing Date."
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                 (ii)     At the Closing the parties hereto shall deliver, in
accordance with and subject to the terms and conditions of this Agreement, the following: (i) the Company shall deliver or cause to be delivered (A) Debentures in the aggregate principal amount equal to the Purchase Price, registered in the names of the Purchasers as set forth on Schedule 1 attached hereto, (B) the Security Agreement, (C) the Registration Rights Agreement, (D) the United States Opinion addressed to each Purchaser, and (E) the Canadian Opinion addressed to each Purchaser; (ii) each Purchaser shall deliver or cause to be delivered its portion of the Purchase Price set forth on Schedule 1 in United States dollars; and (iii) each party hereto shall deliver or cause to be delivered all other executed instruments, agreements and certificates as are required to be delivered by or on their behalf at the Closing.

         1.2 Form of Debentures. The Debentures shall be in the form of Exhibit A.

         1.3 Certain Definitions. For purposes of this Agreement the following terms shall have the following meanings:

         "Canadian Opinion" means the legal opinion of Weir and Foulds, Toronto, Ontario, substantially in the form of Exhibit E-2.

         "Cash Collateral Agreement" means the Cash Collateral Agreement substantially in the form of Exhibit C-2.

         "Closing Date" has the meaning set forth in Section 1.1(a) of this Agreement.

         "Closing" has the meaning set forth in Section 1.1(a) of this Agreement.

         "Commission" means the Securities and Exchange Commission.

         "Conversion Date" has the meaning assigned to such term in Exhibit A.

         "Conversion Price" has the meaning assigned to such term in Exhibit A.

         "Disclosure Materials" has the meaning set forth in Section 2.1(j) of this Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Governmental Entity" means any court, administrative agency or commission or other governmental authority or agency, domestic or foreign, including local authorities.

         "Guaranty" means the Guaranty substantially in the form of Exhibit G.

         "Initial Reserve" has the meaning set forth in Section 2.1(d) of this Agreement.

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         "Intellectual Property Rights" has the meaning set forth in Section
2.1(q) of this Agreement.

         "Liens" means all liens, encumbrances and rights of first refusals of any kind.

         "Market Price" as at any date shall mean the average Per Share Market Value for the five (5) Trading Days immediately preceding such date.

         "Material Adverse Effect" has the meaning set forth in Section 2.1(a) of this Agreement.

         "Original Issue Date" has the meaning assigned to such term in Exhibit
A.

         "Palisades" means Palisades Capital, Inc.

         "Per Share Market Value" has the meaning assigned to such term in Exhibit A.

         "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind

         "Purchase Price" has the meaning set forth in Section 1.1(a) of this Agreement.

         "Registration Rights Agreement" means the Registration Rights Agreement substantially in the form of Exhibit D.

         "Required Approvals" has the meaning set forth in Section 2.1(f) of this Agreement.

         "RSPA&B" means Robinson, Silverman, Pearce, Aronsohn & Berman, LLP.

         "SEC Documents" has the meaning set forth in Section 2.1(j) of this Agreement.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities" means the Debentures, Warrants and Underlying Shares.

         "Security Agreement" means the Security Agreement substantially in the form of Exhibit C-1.

         "Subsequent Financing" has the meaning set forth in Section 3.14 of this Agreement.

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         "Subsequent Financing Notice" has the meaning set forth in Section
3.15 of this Agreement.

         "Subsidiaries" has the meaning set forth in Section 2.1(a) of this Agreement.

         "Trading Day" has the meaning assigned to such term in Exhibit A.

         "Transaction Documents" means this Agreement, the Debentures, the Warrants, the Security Agreement, the Cash Collateral Agreement, the Guaranty and the Registration Rights Agreement.

         "Underlying Shares" means the shares of Common Stock issuable upon conversion of the Debentures and as payment of interest in respect thereof, and upon exercise of the Warrants.

         "Underlying Securities Registration Statement" has the meaning set forth in Section 2.1(f) of this Agreement.

         "United States Opinion" means the legal opinion of Jackson Walker L.L.P., Dallas, Texas, substantially in the form of Exhibit E-1.

         "Warrants" means the Warrants substantially in the form of Exhibit B.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to the
Purchasers:

                 (a) Organization and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in Schedule 2.1(a) attached hereto (collectively, the "Subsidiaries"). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Transaction

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Documents, (y) have a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any Transaction Document (any of the foregoing, a "Material Adverse Effect").

                 (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. Each of the Transaction Documents has been duly executed by the Company and when delivered in accordance with the terms hereof shall constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective articles of amalgamation, certificate of incorporation, by-laws or other charter documents.

                 (c) Capitalization. The authorized, issued and outstanding capital stock of the Company is set forth in Schedule 2.1(c). No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as disclosed in Schedule 2.1(c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Debentures and Warrants hereunder, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. To the knowledge of the Company, except as specifically disclosed in the SEC Documents or Schedule 2.1(c), no Person beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) or has the right to acquire by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the Common Stock.

                 (d) Issuance of Debentures and Warrants. The Debentures and the Warrants are duly authorized, and, when issued in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has and at all times while the Debentures and the Warrants are outstanding will maintain an adequate reserve of duly authorized shares of Common Stock to enable it to perform its conversion, exercise and other obligations under this Agreement, the Debentures and the Warrants, and in no circumstances shall such reserved and available shares of Common Stock be less than the sum

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of (i) 200% of the sum of (A) the number of shares of Common Stock as would be issuable upon conversion in full of the Debentures, assuming such conversion were effected on the Original Issue Date or the Filing Date (as defined in the Registration Rights Agreement), whichever yields a lower Conversion Price and
(B) the number of shares of Common Stock as are issuable as payment of interest on the Debentures, and (ii) the number of Underlying Shares as are issuable upon exercise in full of the maximum number of Warrants which could be issued upon conversion of the Debentures outstanding on either the Closing Date or the Filing Date, whichever yields a higher number of Underlying Shares (the "Initial Reserve"). If at any time the sum of the number of shares of Common Stock issuable (a) upon conversion in full of the then outstanding Debentures,
(b) as the payment of interest on the Debentures (assuming all such interest is to be paid in Common Stock) and (c) upon exercise in full of the Warrants exceeds 85% of the Initial Reserve, the Company shall duly reserve 200% of the number of shares of Common Stock equal to such excess to fulfill such obligations. The obligation shall similarly apply to successive excesses. When issued in accordance with the terms of the Debentures and the Warrants, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all Liens.

                 (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its articles of amalgamation, bylaws or other charter documents (each as amended through the date hereof) or (ii) subject to obtaining the consents referred to in Section 2.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument (evidencing a Company debt or otherwise) to which the Company is a party or by which any property or asset of the Company is bound or affected, or
(iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Entity to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for violations which, individually and in the aggregate, could not have or result in a Material Adverse Effect.

                 (f) Consents and Approvals. Except as specifically set forth in Schedule 2.1(f), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other Governmental Entity or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents other than (i) the filing of a registration statement covering the resale of the Underlying Shares by the Purchasers (the "Underlying Securities Registration Statement") with the Commission, (ii) the application for the listing of the Underlying Shares on the American Stock Exchange ("AMEX") (and with any other national securities exchange, market or trading facility on which the Common Stock is then

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
listed), and (iii) other than, in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give or make such notice or filing, could not have or result in, individually or in the aggregate, a Material Adverse Effect (together with the consents, waivers, authorizations, orders, notices and filings referred to in Schedule 2.1(f), the "Required Approvals").

                 (g) Litigation; Proceedings. Except as specifically disclosed in the Disclosure Materials (as hereinafter defined), there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, individually or in the aggregate, have or result in a Material Adverse Effect.

                 (h) No Default or Violation. Neither the Company nor any Subsidiary (i) is in default under or in violation of (or has received notice of a claim that it is in default under or that it is in violation of) its articles of amalgamation, certificate of incorporation, by-laws or other charter documents, any indenture, promissory note, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any Governmental Entity, except as could not individually or in the aggregate, have or result in, individually or in the aggregate, a Material Adverse Effect.

                 (i) Private Offering. Subject in part to the truth and accuracy of the Purchasers' representations set forth in Section 2.2, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirement of the Securities Act, and neither the Company nor any Person acting on its behalf has taken or will take any action which might subject the offering, issuance or sale of the Securities to the registration requirements of Section 5 of the Securities Act.

                 (j) SEC Documents. The Company has, with the exception of a Form 8-K to be filed in connection with the Aspen Acquisition (the "Aspen 8-K"), which the Company shall file as soon as possible but in any event within twenty (20) Trading Days of the date hereof, filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Documents" and, together with the Schedules to this Agreement and other documents and information furnished by or on behalf of the Company at any time prior to the Closing, as the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and

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
the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Since June 30, 1997, there has been no event, occurrence or development that has had or that could have or result in a Material Adverse Effect.

                 (k) Investment Company. The Company is not, and is not an "Affiliate person" of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (l) Certain Fees. Except for fees payable to Palisades and Liviakis Financial ("Liviakis"), no fees or commissions will be payable by the Company to any broker, financial advisor, finder, investment banker, placement agent, or bank with respect to the transactions contemplated hereby. The Purchasers shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each Purchaser, its respective employees, officers, directors, agents, and partners, and their respective Affiliates (as such term is defined under Rule 405 promulgated under the Securities Act), from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

                 (m) Solicitation Materials. The Company has not (i) distributed any offering materials in connection with the offering and sale of the Securities other than the Disclosure Materials and any amendments and supplements thereto or (ii) solicited any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

                 (n) Form SB-2 Eligibility. Upon the filing of the Aspen 8-K, the Company will be, eligible to register securities for resale with the Commission under Form SB-2 promulgated under the Securities Act.

                 (o) Exclusivity. The Company shall not issue and sell Debentures to any Person other than the Purchasers.



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                 (p)      Listing and Maintenance Requirements Compliance. The
Company has not in the two years preceding the date hereof received written notice from any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange, market or trading facility. The Company has no reason to believe that it does not now or will not in the future meet any such maintenance requirements.

                 (q) Patents and Trademarks. The Company has, or has the rights to use all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights which are necessary for use in connection with its business and which the failure to so have would have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). To the best knowledge of the Company, there is no existing infringement on any of the Intellectual Property Rights.

                 (r) Disclosure. All information relating to or concerning the Company set forth in the Transaction Documents or provided to the Purchasers or their respective representatives, agents and counsel in connection with the transactions contemplated hereby is true and correct in all material respects and does not fail to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. The Company confirms that it has not provided to any of the Purchasers or any of their representatives or agents any information that constitutes or might constitute material non-public information other than information that has specifically been identified to the recipient as material non-public information in writing. The Company understands and confirms that the Purchasers shall be relying on the foregoing representation in effecting transactions in securities of the Company.

                 (s) Registration Rights. Except as provided in the Registration Rights Agreement and as disclosed on Schedule 2.l(s) hereto, the Company has not granted or agreed to grant any registration rights, including piggyback registration rights, to any Person.

                 (t)      Environmental Matters.

                          (i)     As used in this Section 2.1(t):

                                  (A)      "Contaminated Site List" means any
list, registry, or other compilation established by any Governmental Entity of sites that require or potentially require investigation, removal actions, remedial actions, or any other response under any Environmental Laws or treaty covering environmental matters, as the result of the Release or threatened Release of any Hazardous Materials.

                                  (B)      "Environmental Laws" means all laws,
rules, regulations, statutes, ordinances or orders of any Governmental Entity relating to (1) the control of any potential pollutant or protection of the air, water or land, (2) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, and (3) exposure to

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
hazardous, toxic or other substances alleged to be harmful, and includes without limitation, (x) the terms and conditions of any license, permit, approval, or other authorization by any Governmental Entity, and (y) judicial, administrative, or other regulatory decrees, judgments, and orders of any Governmental Entity. The term "Environmental Laws" shall include, but not be limited to, the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Resource Conservation Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 11011 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 201 et seq., the Water Pollution Act, 33 U.S.C.
Section 1251, et seq., the Oil Pollution Act of 1990, 33 U.S.C. Section 2701, et. seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., and the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S. C. Section 9601 et seq., Subtitle B of the Texas Health and Safety Code, V.T.C.A., Health & Safety Code Section 361, et seq., and Subtitle D of the Texas Water Code, V.T.C.A., Water Code Section 26, et seq.

                 (C) "Environmental Liabilities" shall mean any and all liabilities, responsibilities, claims, suits, losses, costs (including remediation, removal, response, abatement, clean-up, investigative, and/or monitoring costs and any other related costs and expenses), other causes of action recognized now or at any later time, damages, settlements, expenses, charges, assessments, liens, penalties, fines, prejudgment and post-judgment interest, expert fees, attorney fees and other legal fees (1) pursuant to any agreement, order, notice, or responsibility, directive (including directives embodied in Environmental Laws), injunction, judgment, or similar documents (including settlements), or (2) pursuant to any claim by a Governmental Entity or other person for personal injury, property damage, damage to natural resources, remediation, or similar costs or expenses incurred by such Governmental Entity or person pursuant to common law or statute.

                 (D) "Environmental Remediation Costs" means all costs and expenses of actions or activities to (1) cleanup or remove Hazardous Materials from the environment, (2) to prevent or minimize the further movement, leaching, or migration of Hazardous Materials in the environment, (3) prevent, minimize or mitigate the Release or threatened Release of Hazardous Materials into the environment, or injury or damage from such Release, and (4) comply with the requirements of any Environmental Laws. Environmental Remediation Costs include, without limitation, costs and expenses payable in connection with the foregoing for legal, engineering or other consultant services, for investigation, testing, sampling, and monitoring, for boring, excavation, and construction, for removal, modification or replacement of equipment or facilities, for labor and material, and for proper storage, treatment, and disposal of Hazardous Materials.

                 (E) "Hazardous Materials" means any toxic or hazardous materials or substance, or solid wastes, including asbestos, buried contaminants, chemicals, flammable or explosive materials, radioactive materials, petroleum and petroleum products, and any other chemical, pollutant, contaminant, substance, product or waste that is regulated by any Governmental Entity under any Environmental Law.

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
                 (F) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment of any Hazardous Materials.

         (ii)    Except as disclosed in Schedule 2.1(t):

                 (A) With respect to permits and licenses, (1) all licenses, permits, consents, or other approvals required under Environmental Laws that are necessary to the operations of the Company or any of its Subsidiaries have been obtained and are in full force and effect and the Company is unaware of any basis for revocation or suspension of any such licenses, permits, consents or other approvals, (2) no permit will expire before, nor within sixty days after, the Closing Date, for which an application for extension or renewal has not been filed, (3) no declaration, environmental impact statement, or other filing or notice to any Governmental Entity is required under Environmental Laws as a condition to or in connection with the transactions contemplated by this Agreement, and (4) no Environmental Laws impose any obligation upon the Company or any of its Subsidiaries, as a result of any transaction contemplated hereby, requiring prior notification to any Governmental Entity of the transfer of any permit, license, consent, or other approval.

                 (B) No Governmental Entity has given notice to the Company or any of its Subsidiaries of any intent to encumber or place a lien under any Environmental Law upon any property owned or operated by the Company or any of its Subsidiaries. No notice or restriction has been, or is required to be placed in any deed or other public real property record pursuant to any Environmental Laws with respect to any properties owned or operated by the Company or any of its Subsidiaries.

                 (C)      Except as would not have a Material Adverse Effect,
(1) no oral or written notification of any Release of any Hazardous Materials has been given to any Governmental Entity by or on behalf of the Company or any of its Subsidiaries, (2) to the Company's best knowledge, no property currently or previously owned or operated by the Company or any of its Subsidiaries, (or their respective predecessors with respect to property owned or operated during or prior to the Company's or the Subsidiary's ownership or operation thereof) is listed on (nor has the Company or any of its Subsidiaries received any notice from any Governmental Entity that such property is being considered or proposed for listing on) any Contaminated Site List, (3) to the Company's best knowledge, no property currently owned or operated by the Company, nor previously owned or operated by the Company or any of its Subsidiaries (or their respective predecessors with respect to property owned or operated during or prior to the Company's or the Subsidiary's ownership or operation thereof) is the subject of any judgment, decree or order of any Governmental Entity requiring any investigation, removal, remediation or similar action, or other response under any Environmental Laws, (4) neither the Company nor any of its Subsidiaries has received any notice that it is liable or responsible, or potentially liable or responsible, in any respect for any removal, remedial, or other similar type action under any Environmental Laws as the result of the Release or threatened Release of Hazardous Materials at any location and (5) no notice of claim, complaint, investigation, litigation, or administrative proceeding has been received or to the Company's best knowledge, threatened before any Governmental Entity (and to the best of their knowledge, neither the Company nor any of its Subsidiaries know of any threatened claim, complaint, investigation, litigation, or administrative proceeding) in which it is asserted by any Governmental Entity or any other person that the Company or any of its Subsidiaries (x) has violated or is not in compliance with any Environmental Laws, (y) is liable for or should be ordered or compelled to undertake any removal, remediation, or other response action as the result of the Release or threatened Release of any Hazardous Materials at any location or (z) is liable for damages (including without limitation, damages to natural resources), fines, penalties, or other relief as the result of the violation or noncompliance of any Environmental Laws or as the result of the Release or threatened Release of any Hazardous Materials at or from any property currently or previously owned or operated by the Company or any of its Subsidiaries, or at any other location.

                 (D) With respect to any Environmental Remediation Costs, the Company has reserved funds for all material Environmental Remediation Costs of which it is aware or has notice in connection with which the Company and any of its Subsidiaries reasonably anticipates payment or accrual.

                 (E) Except where the failure to have such permits and authorizations would not have a Material Adverse Effect, to the best of the Company's knowledge, all Hazardous Materials, garbage, refuse, and similar waste materials have been transported by the Company and each of its Subsidiaries (and their respective predecessors during or prior to the Company's or the Subsidiary's ownership thereof) only to sites which have proper permits or other authorization from Governmental Entities for the disposal of such materials. The Company has received no notice that any site to which Hazardous Materials, garbage, refuse, or similar waste materials have been transported for disposal by the Company or any Subsidiary (or their respective predecessors during or prior to the Company's or the Subsidiary's ownership thereof) is on any Contaminated Site List or requires the expenditure of any Environmental Remediation Costs nor, has been placed on such a list or the requirement that such costs be incurred been threatened.

                 (F) Except as would not have a Material Adverse Effect, all operations of the Company and its Subsidiaries, and the properties owned or operated by the Company or any of its Subsidiaries, are in compliance with all permits and Environmental Laws, including without limitation compliance with Subtitle D of RCRA and all regulations promulgated thereunder as if it were in effect on the date hereof.

                 (G) Except as would not have a Material Adverse Effect, to the best of the Company's knowledge, no facts or circumstances exist which could reasonably be expected to result in any Environmental Liabilities to the Company, or any of the Company's Subsidiaries or any of their directors, officers, stockholders or controlling persons, following the Closing, which have not been otherwise disclosed herein or in Schedule 2.1(t) or in the SEC Documents, with respect to (1) any properties currently or previously owned or operated by the

Company or any Subsidiary (or their respective predecessors with respect to property owned or operated during or prior to the Company's or the Subsidiary's ownership or operation thereof) thereof, or (2) the current or past business or operations of the Company or any of its Subsidiaries.

                          (iii)   The Company and its Subsidiaries do not own,
lease or otherwise operate any disposal sites, except for water disposal wells customary in oil and gas operations.

                 (u)      Title to Properties.

                          (i)     Except as set forth on Schedule 2.1(u)(i),
each of the Company and each of its Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all its properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for minor defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not and will not have a Material Adverse Effect or interfere with its ability to conduct its business as currently conducted or as reasonably expected to be conducted. All such assets and properties, other than assets and properties in which the Company or any of the Subsidiaries has leasehold interests, are free and clear of all Liens, other than those set forth in Schedule 2.1(u)(i) and except for minor liens, that, in the aggregate, do not and will not have a Material Adverse Effect interfere with the ability of the Company or any of its Subsidiaries to conduct business as currently conducted or as reasonably expected to be conducted.

                          (ii)    Except as set forth in Schedule 2.1(u)(ii),
each of the Company and each of its Subsidiaries has complied in all material respects with the terms of all real estate leases to which it is a party and under which it is in occupancy, and all such real estate leases are in full force and effect. Each of the Company and each of its Subsidiaries enjoys peaceful and undisturbed possession under all such leases.

         2.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, severally and not jointly, makes the following representations and warranties to the Company.

                 (a) Organization; Authority. Such Purchaser is an entity organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and to carry out its obligations thereunder. The acquisition of the Securities to be acquired hereunder by such Purchaser has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement, the Security Agreement, and the Registration Rights Agreement has been duly executed by such Purchaser and, when delivered by such Purchaser in accordance with the terms hereof and thereof constitutes the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

                 (b) Investment Intent. Such Purchaser is acquiring the Securities to be acquired hereunder by such Purchaser for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

                 (c) Purchaser Status. At the time such Purchaser was offered the Securities to be acquired hereunder by such Purchaser, it was, at the date hereof, it is, and at the Closing Date, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                 (d) Experience of Purchaser. Such Purchaser either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

                 (e) Ability of Purchaser to Bear Risk of Investment. Such Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk. Such Purchaser is able to bear the economic risk of an investment in the Securities to be acquired hereunder by such Purchaser, and, at the present time, is able to afford a complete loss of such investment.

                 (f) Access to Information. Such Purchaser acknowledges receipt of the Disclosure Materials and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities, and the merits and risks of investing in the Securities, (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives, agents or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

                 (g) Reliance. Such Purchaser understands and acknowledges that (i) the Securities to be acquired by it hereunder are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the

Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance. Each Purchaser hereby agrees to cooperate with the Company if, as required by law or the Commission to confirm the availability of an exemption from the registration requirements of the Securities Act for the transactions contemplated herein, the Company shall reasonably request additional information from such Purchaser.

                 The Company acknowledges and agrees that the Purchasers make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.

                                  ARTICLE III

                        OTHER AGREEMENTS OF THE PARTIES

         3.1 Transfer Restrictions. (a) Securities may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements thereof. In connection with any transfer of any Securities other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register (i) any transfer of Securities by one Purchaser to another Purchaser, and agrees that no documentation other than executed transfer documents shall be required for any such transfer, and (ii) any transfer by any Purchaser to an Affiliate (as such term is defined under Rule 405 promulgated under the Securities Act) of such Purchaser or to an Affiliate of another Purchaser, or any transfers among any such Affiliates provided the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Any such Purchaser or Affiliate transferee shall have the rights of a Purchase under this Agreement and the Registration Rights Agreement.

                 (b) The Purchasers agree to the imprinting, so long as is required by this Section 3.1 (b), of the following legend on the Securities:

                 NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN

         AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

         [FOR DEBENTURES ONLY] THIS DEBENTURE IS SUBJECT TO CERTAIN RESTRICTIONS ON CONVERSION SET FORTH IN SECTION 3.8 OF THE CONVERTIBLE DEBENTURE PURCHASE AGREEMENT, DATED AS OF DECEMBER 30, 1997, AMONG COTTON VALLEY RESOURCES CORPORATION (THE "COMPANY") AND THE ORIGINAL HOLDER HEREOF. A COPY OF THAT AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

                 Underlying Shares shall not contain the legend set forth above if the conversion of Debentures, exercise of Warrants or other issuances of Underlying Shares, as the case may be, occurs at any time while an Underlying Securities Registration Statement is effective under the Securities Act or, in the event there is not an effective Underlying Securities Registration Statement at such time, if in the opinion of counsel to the Company such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company agrees that it will provide each Purchaser, upon request, with a certificate or certificates representing Underlying Shares, free from such legend at such time as such legend is no longer required hereunder. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section 3.1(b).

         3.2 Acknowledgement of Dilution. The Company acknowledges that the issuance of Underlying Shares upon (i) conversion of the Debentures and as payment of interest thereon and (ii) exercise of the Warrants may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Underlying Shares in accordance with the Debentures and the Warrants is unconditional and absolute regardless of the effect of any such dilution.

         3.3 Furnishing of Information. As long as the Purchasers own Securities, the Company covenants to timely file all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. If at any time prior to the date on which the Purchasers may resell all of their Underlying Shares without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act (as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent for the benefit of and enforceable by the Purchasers) the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including the legal opinion referenced above in this Section. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

         3.4 Use of Disclosure Materials. The Company consents to the use of the Disclosure Materials and any information provided by or on behalf of the Company pursuant to Section 3.3, and any amendments and supplements thereto, by the Purchasers in connection with resales of the Securities other than pursuant to an effective registration statement.

         3.5 Blue Sky Laws. In accordance with the Registration Rights Agreement, the Company shall qualify the Underlying Shares under the securities or Blue Sky laws of such jurisdictions as the Purchasers may request and shall continue such qualification at all times until the Purchasers notify the Company in writing that they no longer own Securities; provided, however, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not then so subject.

         3.6 Integration. The Company shall not and shall use its best efforts to ensure that no Affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the issue or sale of the Securities to the Purchasers.

         3.7 Increase in Authorized Shares. At such time as the Company would be, if a notice of conversion or exercise (as the case may be) were to be delivered on such date, precluded from (a) converting the full outstanding principal amount of Debentures (and paying any accrued but unpaid interest in respect thereof in shares of Common Stock) that remain unconverted at such date or (b) honoring the exercise in full of the Warrants due to the unavailability of a sufficient number of shares of authorized but unissued or re-acquired Common Stock, the Board of Directors of the Company shall promptly (and in any case within 30 Business Days from such date) prepare and mail to the shareholders of the Company proxy materials requesting authorization to amend the Company's restated certificate of incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to at least a number of shares equal to the sum of (i) all shares of Common Stock then outstanding, (ii) the number of shares of Common Stock issuable on account of all outstanding warrants, options and convertible securities (other than the Debentures and the Warrants) and on account of all shares reserved under any stock option, stock purchase, warrant or similar plan, (iii) 200% of the number of Underlying Shares as would then be issuable upon a conversion in full of the then outstanding Debentures and as payment of all future interest thereon in shares of common Stock in accordance with the terms of this Agreement and the

Debentures and (iv) such number of Underlying Shares as would then be issuable upon the exercise in full of the Warrants. In connection therewith, the Board of Directors shall (x) adopt proper resolutions authorizing such increase, (y) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval to carry out such resolutions (and hold a special meeting of the shareholders no later than the 60th day after delivery of the proxy materials relating to such meeting) and (z) within 5 Business Days of obtaining such shareholder authorization, file an appropriate amendment to the Company's certificate of incorporation to evidence such increase.

         3.8 Purchaser Ownership of Common Stock. In no event shall a Purchaser be permitted to use its ability to convert Debentures or exercise its Warrants to the extent that such conversion or exercise would result in that Purchaser beneficially owning (for purposes of Rule 13d-3 under the Exchange Act and the rules thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of the Debentures held by such Purchaser after application of this Section 3.8. To the extent that the limitation contained in this Section 3.8 applies, the determination of whether Debentures are convertible (in relation to other securities owned by a Purchaser) and of which Debentures are convertible shall be in the sole discretion of such Purchaser, and the submission of Debentures for conversion shall be deemed to be such Purchaser's determination of whether such Debentures are convertible (in relation to other securities owned by a Purchaser) and of which Debentures are convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a Purchaser to convert Debentures or exercise Warrants at such time as such conversion or exercise will not violate the provisions of this Section 3.8. The provisions of this Section may be waived by a Purchaser as to itself (and solely as to itself) upon not less than 65 days prior notice to the Company, and the provisions of this Section 3.8 shall continue to apply until such 65th day (or later, if stated in the notice of waiver).

         3.9 Listing of Underlying Shares. The Company shall (1) not later than the fifth Business Day following the Closing Date prepare and file with the AMEX (as well as any other national securities exchange, market or trading facility on which the Common Stock is then listed) an additional shares listing application covering at least the sum of (i) two times the number of Underlying Shares as would be issuable upon a conversion in full of (and as payment of interest in respect of) the Debentures, assuming such conversion occurred on the Original Issue Date or the Filing Date (whichever yields a lower Conversion Price) and (ii) the number of Underlying Shares then issuable upon exercise in full of the maximum number of Warrants which could be issued upon conversion of the outstanding Debentures on either the Closing Date or the Filing Date (whichever yields a higher number of Underlying Shares) (2) take all steps necessary to cause the such shares to be approved for listing on the AMEX (as well as on any other national securities exchange or market on which the Common Stock is then listed) as soon as possible thereafter, and (3) provide to the Purchasers evidence of such listing, and the Company shall maintain the listing of its Common Stock on such exchange or market. In addition, if at any time the number of shares of Common Stock issuable on conversion of all then outstanding Debentures, on account of accrued and unpaid interest thereon and upon exercise in full of the Warrants is greater than the number of shares of Common Stock theretofore listed with the AMEX (and any such other national securities exchange, market or trading facility), the Company shall promptly take such action (including the actions described in the preceding sentence) to file an additional shares listing application with the AMEX (and any such other national securities exchange, market or trading facility) covering at least a number of shares equal to the sum of (x) 200% of the sum of (A) the number of Underlying Shares as would then be issuable upon a conversion in full of the Debentures and (B) the number of Underlying Shares as would be issuable as payment of interest on the Debentures, and (y) the number of Underlying Shares as would then be issuable upon exercise of the maximum number of Warrants which could then be issued upon conversion of the then outstanding Debentures.

         3.10 Use of Proceeds. The Company shall use all of the proceeds from the sale of the Securities for working capital and general corporate purposes, including, without limitation, for the purchase of equipment and other assets, and not for the satisfaction of any portion of Company debt or to redeem Company equity or equity-equivalent securities. Pending application of the proceeds of this placement in the manner permitted hereby the Company will invest such proceeds in interest bearing accounts and/or short-term, investment grade interest bearing securities.

         3.11 Notice of Breaches. Each of the Company and each Purchaser shall give prompt written notice to the other of any breach by it of any representation, warranty or other agreement contained in any Transaction Document, as well as any events or occurrences arising after the date hereof, which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained in the Transaction Document to be incorrect or breached as of such Closing Date. However, no disclosure by either party pursuant to this Section 3.11 shall be deemed to cure any breach of any representation, warranty or other agreement contained in any Transaction Document.

         Notwithstanding the generality of the foregoing, the Company shall promptly notify the Purchasers of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated by the Transaction Documents violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to the holders of the Debentures a copy of any written statement in support of or relating to such claim or notice.

         3.12 Conversion Obligations of the Company. The Company shall honor conversions of the Debentures and exercises of the Warrants and shall deliver Underlying Shares in accordance with the respective terms and conditions and time periods set forth in the Debentures and the Warrants.

         3.13 Right of First Refusal; Subsequent Registrations; Certain Corporate Actions. (a) Except for the pending transaction with Cambrian Capital Corporation which has been disclosed to the Purchasers prior to the date hereof, the Company shall not, directly or indirectly, without the prior written consent of the Purchasers, offer, sell, grant any option to purchase, or otherwise dispose (or announce any offer, sale, grant or any option to purchase or other disposition) of any of its or its Affiliates equity, equity-equivalent or derivative securities (a "Subsequent Financing") for a period of 180 days after the Closing Date, except
(i) the granting of options or warrants to employees, officers and directors, and the issuance of shares upon exercise of options granted, under any stock option plan heretofore or hereinafter duly adopted by the Company, (ii) shares issued upon exercise of any currently outstanding warrants and upon conversion of any currently outstanding convertible preferred stock in each case disclosed in Schedule 2.1 (c), and (iii) shares of Common Stock issued upon conversion of the Debentures, as payment of interest thereon, or upon exercise of the Warrants in accordance with their respective terms, unless (A) the Company delivers to Palisades a written notice (the "Subsequent Financing Notice") of its intention to effect such Subsequent Financing, which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing shall be effected, and a term sheet or similar document relating thereto shall be attached to such Subsequent Financing Notice and (B) Palisades shall not have notified the Company by 5:00 p.m. (New York City Time) on the tenth (10th) Trading Day after its receipt of the Subsequent Financing Notice of its willingness to cause any of the Purchasers to provide (or to cause its sole designee to provide), subject to completion of mutually acceptable documentation, financing to the Company on substantially the terms set forth in the Subsequent Financing Notice. If Palisades shall fail to notify the Company of its intention to enter into such negotiations within such time period, the Company may effect the Subsequent Financing substantially upon the terms and to the Persons (or Affiliates of such Persons) set forth in the Subsequent Financing Notice; provided, that the Company shall provide Palisades with a second Subsequent Financing Notice, and Palisades shall again have the right of first refusal for a period of five Trading Days from the date of its receipt of such second Subsequent Financing Notice, if the Subsequent Financing subject to the initial Subsequent Financing Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the initial Subsequent Financing Notice with the Person (or an Affiliate of such Person) identified in the Subsequent Financing Notice.

         (b) Except Underlying Shares and other "Registrable Securities" (as such term is defined in the Registration Rights Agreement) to be registered in accordance with the Registration Rights Agreement, and other than Company securities to be registered for resale in connection with financings permitted pursuant to paragraph (a)(i) through (iii) of this Section, the Company shall not, without the prior written consent of Palisades, (i) issue or sell any of its or any of its Affiliates' equity or equity-equivalent securities pursuant to Regulation S promulgated under the Securities Act, or (ii) register for resale any securities of the Company for a period of not less than 90 Trading Days after the date that the Underlying Securities Registration Statement is declared effective by the Commission. Any days that a Purchaser is not permitted to sell Underlying Shares under the Underlying Securities Registration Statement shall be added to such 90 Trading Day period for the purposes of (i) and (ii) above.

                 (c) As long as there are Debentures outstanding, the Company shall not and shall cause the Subsidiaries not to, without the consent of the holders of the Debentures, (i) amend its articles of amalgamation, bylaws or other charter documents so as to adversely affect any rights of the holders of Debentures; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock other than Underlying Shares in accordance with the Transaction Documents; or (iii) enter into any agreement with respect to any of the foregoing.

         3.14 The Warrants. The Company shall issue and deliver Warrants upon the conversion of Debentures in accordance with the terms of the Debentures. Warrants shall be exercisable through December 31, 2001 into Common Stock pursuant to the terms of the Warrants.

         3.15 Security Documents. Simultaneously with the execution of this Agreement, the Company, the Purchasers and certain of the Company's Subsidiaries shall enter into (i) the Guaranty, pursuant to which, in consideration of the substantial benefit they will derive as a result of the transactions contemplated hereby, such Subsidiaries will guaranty the Obligations (as defined in the Security Agreement) and (ii) the Security Agreement and the Cash Collateral Agreement pursuant to which such Subsidiaries will pledge Collateral (as defined in the Security Agreement) as security for the Obligations.

                                   ARTICLE IV

                               CLOSING CONDITIONS

         4.1 Conditions Precedent to the Obligation of the Company to Sell the Debentures. The obligation of the Company to sell the Debentures hereunder is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

                 (a) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made on and as of such date.

                 (b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing.

                 (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

         4.2 Conditions Precedent to the Obligation of the Purchasers to Purchase the Debentures. The obligation of each Purchaser hereunder to acquire and pay for the Debentures is subject to the satisfaction or waiver by such Purchaser, at or before the Closing, of each of the following conditions:

                 (a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company set forth in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date.

                 (b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

                 (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the other Transaction Documents.

                 (d) Adverse Changes. Since the date of the financial statements included in the Company's Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever is more recent, last filed prior to the date of this Agreement, no event which had a Material Adverse Effect and no material adverse change in the financial condition or prospects of the Company shall have occurred which is not disclosed in the Disclosure Materials (for purposes hereof changes in the market price of the Common Stock may be considered in determining whether there has occurred an event which has had a Material Adverse Effect or whether a material adverse change has occurred);

                 (e) No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the Commission or on the AMEX which suspension shall remain in effect.

                 (f) Listing of Common Stock. The Company shall have filed a listing application to list the Underlying Shares for trading on the AMEX.

                 (g) Legal Opinions. The Company shall have delivered to the Purchasers the United States Opinion and the Canadian Opinion.

                 (h) Required Approvals. All Required Approvals shall have been obtained.

                 (i) Shares of Common Stock. On or prior to the Closing Date, the Company shall have duly reserved the number of Underlying Shares required by the Transaction Documents to be reserved for issuance upon conversion of the Debentures, the payment of interest thereon and conversion of the Warrants.

                 (j) Delivery of Debentures. The Company shall have delivered to each Purchaser, or such Purchaser's designee, the Debentures, registered in the name of such Purchaser, or designee, each substantially in the form of Exhibit A.

                 (k) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement;

                 (l) Security Agreement. The Company and certain of its Subsidiaries shall have executed and delivered the Security Agreement;

                 (m) Cash Collateral Agreement. The Company and certain of its Subsidiaries shall have executed and delivered the Cash Collateral Agreement;

                 (n) Guaranty. The Company and certain of its Subsidiaries shall have executed and delivered the Guaranty;

                 (o) Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in the form of Exhibit F attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                                   ARTICLE V

                                 MISCELLANEOUS

         5.1 Fees and Expenses. The Company shall pay at the Closing $30,000 to Palisades for payment to RSPA&B for the preparation and negotiation of the Transaction Documents and for the due diligence expenses and disbursements incurred in connection with the transactions contemplated hereby; provided that if the transactions contemplated hereby do not close solely due to the fact that a Purchaser is not satisfied with its due diligence or because of a Material Adverse Effect prior to Closing, then such amount shall be $10,000. Other than the amounts contemplated by the immediately preceding sentence, and except as set forth in the Registration Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Debentures pursuant hereto. The Purchasers shall be responsible for their own respective tax liability that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement. Except pursuant to the terms of this Agreement, if the Company sells any securities to any of the Purchasers during the two-year period following the Closing Date, the Company shall pay to Palisades a cash fee of 5% on any amount up to $5,000,000, 4% on any amount between $5,000,000 and $10,000,000,
3% on any amount between $10,000,000 and $15,000,000 and 2.5% on any amount greater than $15,000,000 of capital received by the Company from the sale of such securities and Palisades shall pay any fees and expenses owed to Liviakis under the consulting agreement between the Company and Liviakis arising as a result of the transactions contemplated hereunder.

         5.2 Entire Agreement; Amendments. This Agreement, together with the Exhibits and Schedules hereto, the Debentures, the Guaranty, the Warrants, the Security Agreement, the Cash Collateral Agreement and the Registration Rights Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

         5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 7:00 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement later than 7:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

         If to the Company:            Cotton Valley Resources Corporation
                                       8350 N. Central Expressway
                                       Suite M2030
                                       Dallas, TX 75206
                                       Facsimile No.: (214) 363-4294
                                       Attn: Chief Financial Officer

         With copies to:               Jackson Walker LLP
                                       901 Main Street, Suite 6000
                                       Dallas, Texas 75202
                                       Facsimile No.: (214) 953-5822
                                       Attn: Richard B. Goodner, Esq.

        If to any Purchaser or the Purchasers, to the address set forth on
        Schedule 1

         With copies to (for           Palisades Capital, Inc.
          communications to            505 South Beverly Drive
          any Purchaser):              Suite 305
                                       Beverly Hills, CA 90212
                                       Facsimile No.: (310) 546-2807
                                       Attn: Brad D. Greenspan

                                              -and-

                                       Robinson Silverman Pearce Aronsohn &
                                        Berman LLP
                                       1290 Avenue of the Americas
                                       New York, NY 10104
                                       Facsimile No.: (212) 541-4630
                                       Attn: Kenneth L. Henderson, Esq.

or such other address as may be designated in writing hereafter, in the same manner, by such Person. Non-delivery of copies of any notice as specified above shall not affect the validity of any notice given to any party to this Agreement in accordance with the terms of this Agreement.

         5.4 Amendments: Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchasers; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns, including any Persons to whom any Purchaser transfers Debentures or Warrants. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

         5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, other than with respect to permitted assignees under Section 5.6, is not for the benefit of, nor may any provision hereof be enforced by, any other Person. The obligations of the Purchasers under this Agreement and the other Transaction Documents are several and not joint and no Purchaser shall be responsible for any obligations of any other Purchaser.

         5.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

         5.9 Survival. The representations, warranties, agreements and covenants contained in this Agreement shall survive the Closing and the conversion of the Debentures and exercise of the Warrants.

         5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

         5.11 Publicity. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement. In no event will any party publicly or otherwise disclose the name of any Purchaser without such Purchaser's prior written consent.

         5.12 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         5.13 Remedies. Each of the parties to this Agreement acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement in any action instituted in any court of the United States of America or any state thereof having jurisdiction over the parties to this Agreement and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                            SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Debenture Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

                                       COTTON VALLEY RESOURCES CORPORATION


                                       By: /s/ EUGENE A. SOLTORO
                                          --------------------------------------
                                          Name:  Eugene A. Soltoro
                                          Title: Chief Executive Officer

                                       WESTOVER INVESTMENTS L.P.


                                       By: /s/ WILLIAM E. ROSE
                                          --------------------------------------
                                          Name:  William E. Rose
                                          Title: Authorized Signatory

                                       MONTROSE INVESTMENTS L.P.


                                       By: /s/ WILLIAM E. ROSE
                                          --------------------------------------
                                          Name:  William E. Rose
                                          Title: Authorized Signatory

                                       LAKESHORE INTERNATIONAL
                                       By: Global Capital Management, Inc.,
                                           Investment Manager

                                       By: /s/ JOHN D. BRANDENBORG
                                          --------------------------------------
                                          Name:  John D. Brandenborg
                                          Title: Vice President

                                       JMG CAPITAL PARTNERS, L.P.


                                       By: /s/ JONATHAN GLASER
                                          --------------------------------------
                                          Name:  Jonathan Glaser
                                          Title: President of General Partner

                                       TRITON CAPITAL INVESTMENTS, LTD.


                                       By: /s/ JONATHAN GLASER
                                          --------------------------------------
                                          Name:  Jonathan Glaser
                                          Title: Vice President

                                         LIONHART GLOBAL APPRECIATION FUND, LTD.


                                         By: /s/  TERRENCE P. DUFFY
                                            -------------------------------
                                           Name:  Terrence P. Duffy
                                                ---------------------------
                                           Title: Director
                                                ---------------------------

                                         GLOBAL PERSPECTIVES INTERNATIONAL, LTD.


                                         BY:  /s/ TERRENCE P. DUFFY
                                            -------------------------------
                                           Name:  Terrence P. Duffy
                                                ---------------------------
                                           Title: Director
                                                ---------------------------

                                         GLOBAL EMERGING MARKETS, LTD.


                                         By:  /s/ EDWARD J. TOBIN
                                            -------------------------------
                                           Name:  Edward J. Tobin
                                                ---------------------------
                                           Title: Authorized Signatory
                                                ---------------------------

                                         PALISADES HOLDINGS, INC.


                                         By:  /s/ ILLEGIBLE
                                            -------------------------------
                                           Name:  ILLEGIBLE
                                               ----------------------------
                                           Title: President
                                                ---------------------------